CFI PROSERVICES, INC.

               1995 CONSOLIDATED AND RESTATED STOCK OPTION PLAN

           (Incentive Stock Options and Nonqualified Stock Options)



          1.   PURPOSE

               1.1  The CFI ProServices, Inc. 1995 Consolidated and Restated

Stock Option Plan (the "Plan") is designed to attract and retain employees of the Company and is intended to encourage capital accumulation and stock ownership by employees, in order to increase the proprietary interest of such employees in the success of the Company.  The term "Company" shall mean CFI

ProServices, Inc. ("CFI") and any subsidiary corporation in which CFI may own,

directly or indirectly, a majority of the voting stock.

               The Plan is intended to combine the Company's Incentive Stock

Option Plan No. 1 as Amended and Restated October 15, 1993 ("Plan No. 1"),

Incentive Stock Option Plan No. 2 as Amended and Restated October 15, 1993

("Plan No. 2"), Incentive Stock Option Plan Dated April 30, 1993 (Restated as

of October 15, 1993) ("Plan No. 3"), and Nonqualified Stock Option Plan Dated

April 30, 1993 (Restated as of October 15, 1993) ("Plan No. 4") (collectively,

the "Prior Plans") and govern any and all outstanding unexercised stock options granted under the Prior Plans.  In addition, all unissued stock options reserved for issuance under the Prior Plans, and all stock options issued but not exercised under the Prior Plans which have been terminated or

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expired, will continue to be available and reserved for issuance hereunder.

          2.   ADMINISTRATION

          The Plan shall be administered by the Compensation Committee of the

Board of Directors of CFI (the "Committee").  All members of the Committee must be "disinterested" directors as such term is defined from time to time in Rule

16b-3 issued under the Securities Exchange Act of 1934.  The Committee of not

less than two members of the Board of Directors of CFI (the "Board") shall be appointed by the Board, and the Board, from time to time, may remove members from or name new members to the Committee.  Subject to the provisions of the

Plan, the Committee is authorized to grant options under the Plan, including determining the employees to whom options will be granted and the amount and terms of such grants, to interpret the Plan and each option granted thereunder,

to prescribe, amend, and rescind rules and regulations relating to the Plan,

and to any options granted thereunder, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however,

that only the Board may amend or terminate the Plan as provided in Section 11.

          3.   ELIGIBILITY FOR PARTICIPATION

          The Committee shall determine and designate, from time to time, those

"eligible employees" of the Company to whom options are to be granted and who thereby become participants in the Plan.  An "eligible employee" means an employee of the Company, either part- time or full-time (including officers and directors active in an

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employment capacity other than as a director only), who, in the judgment of the

Committee, is in a position to contribute substantially to the success of the

Company.

          4.   STOCK SUBJECT TO THE PLAN

               4.1  The stock subject to the options to be granted under the

Plan shall be made available either from CFI common stock ("shares") authorized but unissued or from shares reacquired by CFI.  Subject to the adjustment as provided in Section 6.11, the total number of shares with respect to which the

Committee may grant stock options under the Plan shall not exceed 1,453,584 shares (the aggregate share reserve of Plans No. 1, 2, 3, and 4 as of January

1, 1995), of which no more than 500,000 shares shall be granted as

"nonqualified stock options" as defined below in Section 5.

               4.2  If any outstanding stock option granted under the Plan is terminated or expires unexercised, in whole or in part, for any reason before the end of the term of the Plan, the shares released from the expired or terminated option may be made the subject of new additional options granted under the Plan.

          5.   AWARD OF OPTIONS

          The Committee, at any time, may authorize the granting of options under the Plan to any "eligible employee."  The options may be (a) incentive stock options within the meaning of Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) options which will not be treated as incentive stock options under Section 422(a) of the Code ("nonqualified stock options"), and

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(c) any other stock options which are or may become permitted by any applicable law.  The Committee shall have the authority, subject to the terms of the Plan,

to determine the date of grant, the types of options to be granted, the number of shares, the exercise price, and the other terms and conditions of each option under the Plan.

          6.   TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS

          Stock options granted under the Plan shall be evidenced by stock option agreements executed by an authorized representative of the Committee and signed by the participant.  Stock options granted hereunder shall be subject to the following terms and conditions:

               6.1  Payment for Shares.  Upon exercise of any option, in whole or in part, the option price for shares to which the exercise relates shall be paid in cash or by certified check, bank draft, or money order payable to the order of CFI (or in property if agreed to in writing by the Committee in connection with a particular option) at the time of exercise.  No shares for which a purchase price is due shall be issued until full payment has been made,

and a participant shall have none of the rights of a shareholder with respect to optioned shares until such shares are issued to the participant.

               6.2  Number of Shares.  Each stock option agreement shall state the total number of shares subject to the option.  In the case of any incentive stock option granted hereunder, in no event shall the aggregate "fair market value" of the stock

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exercisable for the first time by an employee during any calendar year exceed

$100,000.  For purposes hereof, the "fair market value" of the stock shall be determined by the Committee in good faith at the time of the grant of the option.

               6.3  Purchase Price.  The purchase price (exercise price) for shares subject to an incentive stock option granted hereunder shall be determined by the Committee but, except as otherwise provided in Section 8,

shall in no instance be less than one hundred percent (100%) of the "fair market value" of the shares on the date the option is granted, as determined in good faith by the Committee.  In the case of an incentive stock option granted to any participant owning more than ten percent (10%) of the voting power of all classes of CFI's stock on the date of grant of the option, the option price per share of the stock subject to option shall be not less than one hundred ten percent (110%) of the "fair market value" of the stock on the date the option is granted, as determined in good faith by the Committee.  The purchase price

(exercise price) for shares subject to a nonqualified stock option granted hereunder shall be determined by the Committee, except that the purchase price shall in no instance be less than the aggregate par value of such shares.

               6.4  Term of Options.  In the case of incentive stock options and except as otherwise provided in Sections 6.8 and 6.9, any option granted to a participant then owning more than ten percent (10%) of the voting power of all classes of CFI's stock shall, by its terms, expire at such time as the

Committee may

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determine in granting it, but not later than five (5) years from the date the option is granted.  Any other option granted hereunder shall by its terms expire at such time as the Committee may determine in granting it, but not later than ten (10) years from the date the option is granted.

               6.5  Vesting Schedules.  Subject to the provisions of Section 9 below, in the case of an incentive stock option, twenty percent (20%) of each option granted to any participant hereunder shall be exercisable by the participant only after each succeeding twelve (12) months of continuous employment with the Company immediately following the date the option is granted, provided, however, that if a participant dies prior to the completion of this five-year vesting period, the option may nonetheless be exercised in full in accordance with Section 6.8, below.  Subject to the provisions of

Section 9 below, in the case of a nonqualified stock option, vesting schedules,

if any, shall be determined by the Committee when the option is granted,

provided, however, that if a participant dies prior to the completion of any vesting period, the option may nonetheless be exercised in full in accordance with Section 6.8, below.

               6.6  Employment as Condition to Exercise.  No option eligible for exercise hereunder may be exercised unless the participant holding such option has been employed by the Company for the entire time from the effective date of the grant of the option until sixty (60) days before the date of exercise (or up to ninety (90) days if employment ceases due to death or disability).

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               6.7  Executive Officers.  Any stock option granted to a

participant who may be subject to Section 16(b) of the Securities Exchange Act of 1934 (an executive officer) shall not be exercisable for six (6) months after the date of grant, except in case of death or disability.

               6.8  Death.  Any option granted hereunder which has not expired and which is held by a participant at the time of death may be exercised by the person or persons entitled thereto at any time or from time to time within ninety (90) days after date of death, but in no event later than ten (10) years from the date the option is granted.

               6.9  Termination of Employment.  In all cases of termination of employment of a participant other than as described in Section 6.8, the option shall be exercised within sixty (60) days after the date the participant ceases to be an employee of the Company, but in no event later than ten (10) years from the date the option is granted.  To the extent set forth in an agreement entered into under a Prior Plan, express provisions relating to the exercise of a stock option upon termination of employment shall continue to apply unless modified by the Committee.

               6.10 Exercise Subject to Limitations.  Each option shall be exercisable for the full amount or for any part thereof, from time to time,

subject to such limitations thereon as may be established by the Plan or by the

Committee at the time the grant is authorized.

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               6.11 Effect of Change in Shares Subject to the Plan.  In the

event there is any change in the shares of the Company through the declaration of stock dividends or through merger, consolidation, or recapitalization resulting in stock split-ups or combinations or exchanges of shares or otherwise, the Committee shall appropriately adjust the number of shares available for the granting of stock options under the Plan, the number of shares subject to each outstanding stock option, and the exercise price of each stock option.  No adjustment to the exercise price of any stock option under the Plan may reduce the exercise price to an amount less than the par value of the shares subject to the option.  If the Company is the surviving or resulting corporation in any merger, consolidation or share exchange, any outstanding option granted under the Plan shall apply to those securities to which a holder of the number of shares of common stock subject to the stock option would have been entitled under the merger or consolidation.  If the Company is not the surviving or resulting corporation in any merger, consolidation or share exchange, the surviving or resulting corporation shall tender stock options to purchase its shares on terms and conditions that substantially preserve the rights and benefits of any stock option outstanding under the Plan at the time of the merger or consolidation.  The term "common stock" as used in the Plan shall include the shares resulting from any change in the Company's common stock, limited to a change in its designation to "capital stock" or other similar designation, a change in the par value of the common stock, or a change from par value to no par

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value, in each case without any increase in the number of issued shares.

               6.12 Nontransferability.  No stock option granted under the Plan shall be assignable or transferable except by will or by the laws of descent and distribution.  During a participant's lifetime, any stock option shall be exercisable only by the participant.

               6.13 Resale of Shares.  In the event that a participant desires to dispose of shares issued pursuant to options, any resales of such shares shall be made by a participant only in compliance with applicable securities laws and regulations.

               6.14 Rights as a Shareholder.  A participant shall have no rights as a shareholder with respect to shares covered by his or her stock options until the date of issuance of the shares to the participant and the payment by the participant to the Company of the full purchase price for the shares.  No adjustment will be made for dividends or other rights for which the record date is prior to the date of issuance of the shares.

               6.15 Other Provisions.  The stock option agreements authorized under the Plan may contain such other and additional provisions, not inconsistent with the terms of the Plan, which the Committee or legal counsel to CFI deems necessary or advisable.

          7.   STOCK RESERVE

          The Company shall, at all times during the term of the Plan, reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of

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the Plan, and shall pay all administrative fees and expenses necessarily incurred by the Company in connection with the exercise of options granted hereunder.

          8.   SUBSTITUTION OF STOCK OPTIONS OF ACQUIRED CORPORATIONS

          Notwithstanding any other contrary or inconsistent provision of the

Plan, the Company may, subject to the provisions of Section 4, substitute an option issued under the Plan for an option issued under another plan, or assume under the Plan an option issued under another plan, if the other plan was the plan of another corporation (the "acquired corporation") (or the parent of the acquired corporation) and the new option is substituted, or the old option is assumed, by reason of a corporate merger, consolidation, acquisition of property or of stock, reorganization or liquidation within the meaning of

Section 424(a) of the Code, as amended, and provided that the requirements of

Code Sections 424(a)(1) and (2) are complied with.  In the event that a written agreement pursuant to which the acquisition transaction is completed is approved by the Board, and said agreement sets forth the terms and conditions of the substitution for, or assumption of, outstanding stock options of the acquired corporation, said terms and conditions shall be deemed to be the action of the Committee hereunder without any further action by the Committee,

and the persons holding said option shall be deemed to meet the eligibility requirements under the Plan.  The terms and conditions of any substituted or assumed options may vary from the terms and

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conditions set forth in the Plan to the extent that the Board or Committee deems appropriate.

          9.   CHANGE OF CONTROL

               9.1  In the event of a "change of control" of the Company, any and all stock options (both incentive stock options and nonqualified stock options) granted by the Company prior to such change of control shall be fully vested and may be exercised in whole or in part immediately prior to and after the following:  (i) the Company terminates the participant's employment relationship with the Company, (ii) the Company reduces the participant's annual compensation (including base salary, bonuses, and incentive compensation programs) from the participant's annual compensation for the calendar year ended prior to the change of control, (iii) the Company requires the participant to transfer to a new job location which necessitates a change in residence or increased travel, (iv) the Company materially alters the participant's responsibilities to the Company, including a change in title,

status, or job description, or (v) any of the Company's shareholders are entitled under Oregon law (ORS 60.554) to dissent from and obtain payment of the fair value of any of the Company's common shares.

               9.2  For purposes hereof, a "change of control" shall be defined as any event or circumstance whereby an entity, an individual, or an affiliated group acquires control, directly or indirectly, of fifty percent (50%) or more of the Company's common stock.

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               9.3  In the event of any accelerated vesting hereunder, all options granted to the participant may be exercised only in accordance with

Sections 6.1-6.4 and 6.6-6.15 of the Plan.

          10.  TERM OF PLAN AND EFFECTIVE DATE

          Since this Plan is a consolidation of four plans approved by the shareholders of CFI on different dates and with ten year limits, the following sinking reserves shall apply.  Of the 1,453,584 shares held in reserve as of

January 1, 1995, the share reserve shall be reduced further on the dates set forth below:


               Date                     Sinking Share Reserve

               ----                     ---------------------


               January 1, 1995                1,453,584
               February 9, 1998               1,405,769
               February 14, 2001                500,000
               August 26, 2003                        0


The Effective Date of this Consolidated and Restated Plan shall be January 1,

1995, and no further options shall be granted under the Plan commencing on

August 26, 2003.

          11.  AMENDMENTS AND DISCONTINUANCE

          The Board, at any time, may alter, amend, suspend, discontinue, or terminate the Plan and may alter or amend any stock option agreement executed under the Plan, including a Prior Plan.  Additionally, the Board may amend the

Plan or any agreement under the Plan to provide for any amendment or revision of Section 16 of the Securities Exchange Act of 1934.  The Board may not,

however, without shareholder approval, alter the provisions of the Plan so as to (i) materially alter terms relating to the option price, (ii) materially increase the number of shares which may be issued under

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the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) extend beyond ten (10) years the maximum term of stock options under the Plan or the term of the Plan.

          12.  APPLICATION OF FUNDS

          The proceeds received by the Company from the sale of shares to participants under the Plan will be used for general corporate purposes.

          13.  CERTAIN TAX MATTERS

               13.1 Notification of Certain Events.  The stock option

agreements executed under the Plan shall require the holder of an option to notify the Company within ten (10) days of the occurrence of either of the following events:  (i) the making of an election under Section 83(b) of the

Code to include in gross income in the year of transfer the amount specified in

Section 83(b); or (ii) the disposition of any stock issued on the exercise of an incentive stock option within two (2) years of the granting of the incentive stock option or within one (1) year of its exercise, and the amount that the participant will recognize as compensation income due to the disqualifying disposition of the underlying shares.

               13.2 Withholding.  Whenever, under the Plan, the exercise of a stock option will result in the recognition of taxable income by the participant, the Company shall be entitled to require, as a condition of delivery to the participant of the certificate representing the shares, that the participant remit to

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the Company an amount sufficient to satisfy all applicable tax requirements,

including, but not limited to, all federal, state, and other withholding tax requirements related to the income recognized by the participant.  If a participant makes a disqualifying disposition of stock acquired upon the exercise of an incentive stock option as described in Section 13.1,

subsection (ii), the participant shall remit to the Company an amount sufficient to satisfy all federal, state, and other withholding tax requirements related to the compensation income realized by the participant on the disqualifying disposition.  In any case under this Section 13.2 where withholding by the Company is required, the Company shall have the right to withhold any such amounts from compensation otherwise due to the participant.

          14.  MISCELLANEOUS PROVISIONS

               14.1 No Obligation to Exercise.  Participants shall have no obligation to exercise any stock option granted to them under the Plan.

               14.2 No Alienation of Benefits.  No benefit provided to

participants under the Plan shall be subject to alienation, assignment,

attachment, or other legal process.  Any attempted alienation, assignment, or attachment of benefits under the Plan shall be void.  Stock certificates and cash payments shall be delivered only to the participants entitled to receive them or to their authorized legal representatives.

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               14.3 No Employment Right.  Participation in the Plan shall not confer any right of continuation of employment with the Company.

               14.4 Fractional Shares.  Any fractional shares resulting from the exercise of stock options under the Plan shall be eliminated at the time of exercise by rounding down for fractions less than one-half (1/2) and rounding up for fractions equal to or greater than one-half (1/2).  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

               14.5 Governing Law.  All matters relating to the Plan or to stock options granted under the Plan shall be governed by the laws of the State of Oregon, without regard to the principles of conflict of laws adopted by

Oregon courts.

               14.6 References to Plan Include Prior Plans.  Unless expressly stated otherwise, any provision in the Plan applying to stock options granted under the Plan shall also apply to stock options granted under the Prior Plans.

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